Surf Air Mobility Receives Continued Listing Standard Notice from NYSE

Surf Air Mobility continues to trade on the NYSE under ticker symbol SRFM.

LOS ANGELES — April 5, 2024 — Surf Air Mobility Inc. (NYSE: SRFM) (“Surf Air Mobility”, “Surf Air”), a leading regional air mobility platform, today announced that on April 2, 2024 it received notice from the New York Stock Exchange (“NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of Surf Air’s Common Stock was less than $1.00 over a consecutive 30 trading-day period.

The NYSE notice has no immediate impact on the listing of Surf Air’s Common Stock, and the Common Stock will continue to be listed and trade on the NYSE, subject to Surf Air’s compliance with other NYSE continued listing standards.

Surf Air plans to notify the NYSE within 10 business days that it intends to regain compliance with Rule 802.01C and cure the stock price deficiency. Surf Air can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period Surf Air has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. Surf Air intends to consider available alternatives, including, but not limited to, a reverse stock split, subject to stockholder approval no later than at Surf Air’s next annual meeting of stockholders, if necessary to cure the stock price non-compliance. Under the NYSE’s rules, if Surf Air determines that it will cure the stock price deficiency by taking an action that will require stockholder approval at its next annual meeting of stockholders, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

The notice is not anticipated to impact the ongoing business operations of Surf Air and its subsidiaries or its reporting requirements with the U.S. Securities and Exchange Commission.

About Surf Air Mobility

Surf Air Mobility is a Los Angeles-based regional air mobility platform expanding the category of regional air travel to transform flying through the power of electrification. In an effort to substantially reduce the cost and environmental impact of flying and as the operator of the largest commuter airline in the US, Surf Air Mobility intends to develop powertrain technology with its commercial partners to electrify existing fleets and bring electrified aircraft to market at scale. The management team has deep experience and expertise across aviation, electrification, and consumer technology.

Media Contacts

Press: press@surfair.com

Investors: investors@surfair.com

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding Surf Air’s ability to regain compliance with NYSE rules and plans to cure the stock price deficiency and any impacts of the stock price deficiency on Surf Air’s business or operations. Readers of this release should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company and reflect the Company’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the outcome of any stockholder approval that may be necessary to cure the stock price non-compliance; Surf Air Mobility’s future ability to pay contractual obligations and liquidity, which will depend on operating performance, cash flow and ability to secure adequate financing; Surf Air Mobility’s limited operating history and that Surf Air Mobility has not yet manufactured any hybrid-electric or fully-electric aircraft; the powertrain technology Surf Air Mobility plans to develop does not yet exist and remains subject to approval by regulators; Surf Air Mobility’s ability to maintain and strengthen its brand and reputation as a regional airline; any accidents or incidents involving aircraft including those involving fully-electric or hybrid-electric aircraft; Surf Air Mobility’s ability to accurately forecast demand for products and manage product inventory in an effective and efficient manner; Surf Air Mobility’s dependence on third-party partners and suppliers for the components and collaboration in Surf Air Mobility’s development of fully-electric and hybrid-electric powertrains, and any interruptions, disagreements or delays with those partners and suppliers; Surf Air Mobility’s ability to execute business objectives and growth strategies successfully or sustain Surf Air Mobility’s growth; risks from the integration of business acquisitions that could adversely affect Surf Air Mobility’s business, divert the attention of management, and dilute shareholder value; increased costs as a result of operating as a public company, and the requirement that management devote substantial time to comply with Surf Air Mobility’s public company responsibilities and corporate governance practices; the ability of Surf Air Mobility’s customers and potential customers to pay for Surf Air Mobility’s services; Surf Air Mobility’s ability to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against Surf Air Mobility; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties discussed in Surf Air Mobility’s Annual Report on Form 10-K for the year ended December 31, 2023 . These and other risks are discussed in detail in the periodic reports that the Company files with the SEC, and investors are urged to review those periodic reports and the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. The Company assumes no obligation to update its forward-looking statements except as required by law.